Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-109355) of our report dated January 22, 2004 on our audits of the consolidated financial statements of On2 Technologies, Inc. and subsidiaries for the years ended December 31, 2003 and 2002, included in the Annual Report on Form 10-KSB. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ EISNER LLP

Eisner LLP

New York, New York
March 29, 2004